CUSIP No. 419352-10-9                                        Page 20 of 31 Pages


                                                                      EXHIBIT 14
                                 [ON LETTERHEAD]

                                January 19, 2000


CERTIFIED MAIL RETURN RECEIPT REQUESTED AND OVERNIGHT DELIVERY
--------------------------------------------------------------

Mr. Philip Messina
Chairman and CEO
Haven Bancorp, Inc.
615 Merrick Avenue
Westbury, NY  11590

     Re:  Notice of Intent to Nominate Two Directors
          ------------------------------------------

Dear Mr. Messina:

          This letter constitutes a notice of intent by Richard Lashley to nominate two persons for election as directors of Haven Bancorp, Inc. (the "Corporation") at the 2000 Annual Meeting of Stockholders of the Corporation. This notice is being provided to you pursuant to Section 6(c) of the
Corporation's By-Laws. Mr. Lashley owns of record 500 shares of the Corporation's common stock, par value $.01 per share (the "Common Stock"). Mr. Lashley also beneficially owns an additional 531,600 shares of the Common Stock, as set forth in a Schedule 13D, as amended, filed by Mr. Lashley and certain other persons regarding ownership of the Common Stock. By the fact of Mr. Lashley's submission of this notice of intent to nominate, the Corporation is now obligated under the federal securities laws to obtain pre-approval by the United States Securities and Exchange Commission of its proxy materials.

          Mr. Lashley hereby notifies the Corporation pursuant to Section 6(c) of the Corporation's By-Laws that he intends to nominate himself and Garrett Goodbody for election to the Board of Directors of the Corporation at the 2000 Annual Meeting of Stockholders of the Corporation. As required by Section 6(c), also enclosed is the written consent of each proposed nominee to be named in Mr. Lashley's proxy statement and to serve as a director of the Corporation if elected.

          Set forth below is certain  information,  including  that  required by
Section 6(c) of the Corporation's By-Laws. The information set forth below responds fully to all of the requirements of Section 6(c). In certain instances in which a disclosure item is not applicable or no disclosure is required to be made pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, no response has been provided below.

CUSIP No. 419352-10-9                                        Page 21 of 31 Pages



(i)  As to each proposed nominee:

A.   Name, Age, Business Address and Residence Address

Name                     Age      Business Address           Residence Address
----                     ---      ----------------           -----------------

Richard Lashley          41       2015 Spring Road           2 Trinity Place
                                  Suite 290                  Warren, NJ 07059
                                  Oak Brook, IL 60523

Garrett Goodbody         54       55 Mudge Pond Road         55 Mudge Pond Road
                                  Sharon, CT 06069           Sharon, CT 06069


B.   Principal Occupation or Employment

Richard Lashley:    Investment  management,  primarily as Managing  Member of PL
                    Capital, LLC.

Garrett Goodbody:   Managing Partner of Goodbody  Partners LP, a firm engaged in portfolio management and international financial services consulting.


C.   Shares Owned Either Beneficially or Of Record

Name of Nominee                     Class                      Amount
---------------                     -----                      ------

Richard Lashley                     Common                     532,100
Garrett Goodbody                    Common                     10,000


D.   Interest of Certain Persons in Matters to be Acted Upon

          Except as otherwise set forth herein, neither Mr. Lashley nor Mr. Goodbody is or was, within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Corporation, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. PL Capital, LLC ("PL Capital"), which is the general partner of Financial Edge Fund, L.P. (the "Fund") and of which Mr. Lashley is a Managing Member, and Dr. Irving Smokler have entered into an

CUSIP No. 419352-10-9                                        Page 22 of 31 Pages


Investment Partnership Agreement which allocates to PL Capital a portion of any realized profit with respect to the shares owned by Dr. Smokler. PL Capital is also entitled to receive an allocation of profits with respect to the shares owned by the Fund and Financial Edge - Strategic Fund, L.P. ("Financial Edge Strategic").

          Except as otherwise set forth herein, neither Mr. Lashley nor Mr. Goodbody, nor any of their associates, has any arrangement or understanding with any person with respect to any future employment with the Corporation or its affiliates or with respect to any future transactions to which the Corporation or any of its affiliates will or may be a party.


E. Other information relating to such person that is required to be disclosed in a solicitation of proxies for the election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

Directorships of Other Publicly Owned Companies
-----------------------------------------------

          Neither Mr. Lashley nor Mr. Goodbody is presently serving as a director of any corporation, partnership or other entity that has a class of equity securities registered under the Securities Exchange Act of 1934, as amended, or subject to the requirements of 15(d) of the such Act or any company registered as an investment company under the Investment Company Act of 1940.

Material Proceedings Adverse to the Corporation
-----------------------------------------------

          To Mr. Lashley's best knowledge, there are no material proceedings to which either Mr. Lashley or Mr. Goodbody, or any associate of either of them, is a party adverse to the Corporation or any of its subsidiaries, and neither of them nor any associate of either of them has a material interest adverse to the Corporation or any of its subsidiaries.

Positions or Offices with the Corporation
-----------------------------------------

Richard Lashley . . . . . None
Garrett Goodbody . . . . . None

Transactions In Stock of the Corporation
----------------------------------------

          The following transactions are the only transactions during the past two years with regard to the Common Stock made by Mr. Lashley, Mr. Goodbody or other entities constituting a "group" as defined for purposes of Schedule 13D. All transactions are purchases unless otherwise identified.

Transactions by Mr. Lashley (including with respect to accounts held jointly with Ms. Beth Lashley and on behalf of Mr. Lashley's minor daughter):
--------------------------------------------------------------------------------
          Date           Number of Shares   Price Per Share($)    Total Price($)
--------------------------------------------------------------------------------
         2/12/99                300               13.75               2,809
--------------------------------------------------------------------------------

CUSIP No. 419352-10-9                                        Page 23 of 31 Pages


--------------------------------------------------------------------------------
         2/17/99                200               13.75               4,192
--------------------------------------------------------------------------------
         2/17/99              1,000               13.75              13,848
--------------------------------------------------------------------------------
          4/1/99              2,000               12.88              25,863
--------------------------------------------------------------------------------
         4/14/99              1,000               11.94              12,038
--------------------------------------------------------------------------------
         4/14/99              1,000               11.94              12,038
--------------------------------------------------------------------------------
         6/29/99           (2,000) sold           15.50             (30,877)
--------------------------------------------------------------------------------
         8/27/99              1,000               16.56              16,657
--------------------------------------------------------------------------------
        12/31/99              1,000               14.89              14,895
--------------------------------------------------------------------------------

Purchases by Mr. Goodbody:
--------------------------------------------------------------------------------
          Date           Number of Shares   Price Per Share($)    Total Price($)
--------------------------------------------------------------------------------
        12/21/99              1,500               14.63              21,957
--------------------------------------------------------------------------------
        12/21/99              3,500               14.75              51,625
--------------------------------------------------------------------------------
        12/22/99              3,100               14.94              46,318
--------------------------------------------------------------------------------
        12/22/99              1,900               15.00              28,508
--------------------------------------------------------------------------------

Purchases by John Palmer:
--------------------------------------------------------------------------------
          Date           Number of Shares   Price Per Share($)    Total Price($)
--------------------------------------------------------------------------------
        12/28/98              1,000               14.50              14,557
--------------------------------------------------------------------------------
         1/21/99                400               14.38               5,780
--------------------------------------------------------------------------------
         3/19/99                100               13.63               1,393
--------------------------------------------------------------------------------
         3/24/99                250               13.63               3,436
--------------------------------------------------------------------------------
         3/29/99                250               13.25               3,342
--------------------------------------------------------------------------------
         4/11/99                250               12.63               3,186
--------------------------------------------------------------------------------
         4/13/99                250               12.56               3,141
--------------------------------------------------------------------------------
         4/13/99                200               12.50               2,500
--------------------------------------------------------------------------------
         4/14/99                450               11.63               5,231
--------------------------------------------------------------------------------
         4/14/99                200               11.90               2,418
--------------------------------------------------------------------------------
         4/14/99                200               11.38               2,275
--------------------------------------------------------------------------------
         4/14/99                200               11.00               2,201
--------------------------------------------------------------------------------
         4/14/99              1,000               11.90              12,038
--------------------------------------------------------------------------------
         4/14/99              1,000               11.90              12,038
--------------------------------------------------------------------------------
         6/24/99                250               14.31               3,661
--------------------------------------------------------------------------------

Purchases by the Fund:
--------------------------------------------------------------------------------
          Date           Number of Shares   Price Per Share($)    Total Price($)
--------------------------------------------------------------------------------
         3/20/98              4,000               24.61              98,425
--------------------------------------------------------------------------------
         3/20/98              1,000               24.63              24,625
--------------------------------------------------------------------------------
         3/23/98                500               24.65              12,325
--------------------------------------------------------------------------------
         3/26/98              4,500               24.61             110,725
--------------------------------------------------------------------------------
         5/01/98              3,000               25.86              77,575
--------------------------------------------------------------------------------
         5/13/98              6,500               25.75             167,400
--------------------------------------------------------------------------------
         5/13/98             10,000               25.69             256,900
--------------------------------------------------------------------------------
         5/14/98              3,000               25.76              77,275
--------------------------------------------------------------------------------
         5/15/98              4,000               25.63             102,525
--------------------------------------------------------------------------------
         5/15/98              5,000               25.61             128,025
--------------------------------------------------------------------------------
         5/18/98             10,000               25.32             253,150
--------------------------------------------------------------------------------
         5/18/98             10,000               24.88             248,775
--------------------------------------------------------------------------------
        12/22/98             42,000               14.50             609,025
--------------------------------------------------------------------------------

CUSIP No. 419352-10-9                                        Page 24 of 31 Pages


--------------------------------------------------------------------------------
        12/23/98              2,500               14.64              36,588
--------------------------------------------------------------------------------
        12/23/98             40,000               14.64             585,649
--------------------------------------------------------------------------------
        12/28/98              7,000               14.63             102,400
--------------------------------------------------------------------------------
        01/08/98             32,000               15.16             485,276
--------------------------------------------------------------------------------
         1/11/99             37,000               15.13             559,650
--------------------------------------------------------------------------------
         1/13/99              2,000               14.30              28,600
--------------------------------------------------------------------------------
         1/20/99             10,000               14.25             142,525
--------------------------------------------------------------------------------
         1/21/99             15,000               13.75             206,275
--------------------------------------------------------------------------------
         3/24/99             10,000               13.42             134,150
--------------------------------------------------------------------------------
         3/24/99             10,000               13.32             133,150
--------------------------------------------------------------------------------
         3/31/99             10,000               13.13             131,275
--------------------------------------------------------------------------------
         4/07/99              7,500               12.88              98,557
--------------------------------------------------------------------------------
         4/08/99              7,500               12.63              94,712
--------------------------------------------------------------------------------
         4/09/99              5,000               11.26              56,275
--------------------------------------------------------------------------------
         4/09/99             11,000               11.63             127,963
--------------------------------------------------------------------------------
         7/21/99              5,000               15.63              78,125
--------------------------------------------------------------------------------
         7/22/99              7,500               16.00             120,025
--------------------------------------------------------------------------------
         8/25/99              4,000               16.50              66,025
--------------------------------------------------------------------------------
         8/26/99              6,000               16.50              99,025
--------------------------------------------------------------------------------
         8/30/99              3,000               16.70              50,087
--------------------------------------------------------------------------------
         8/31/99              5,000               16.38              81,900
--------------------------------------------------------------------------------
         9/17/99              3,000               16.00              48,000
--------------------------------------------------------------------------------
         9/28/99             10,000               15.44             154,400
--------------------------------------------------------------------------------
         9/30/99              5,500               15.90              87,450
--------------------------------------------------------------------------------
        10/18/99                500               14.89               7,445
--------------------------------------------------------------------------------
        12/13/99              1,000               15.31              15,313
--------------------------------------------------------------------------------
        12/31/99                200               15.05               3,010
--------------------------------------------------------------------------------
        12/31/99                500               15.35               7,675
--------------------------------------------------------------------------------
        12/31/99                500               15.54               7,769
--------------------------------------------------------------------------------
        12/31/99              1,000               14.89              14,888
--------------------------------------------------------------------------------
        12/31/99              1,000               15.08              15,075
--------------------------------------------------------------------------------
        12/31/99              1,000               15.51              15,513
--------------------------------------------------------------------------------
        12/31/99              2,000               15.00              30,000
--------------------------------------------------------------------------------
        12/31/99              3,000               15.38              46,150
--------------------------------------------------------------------------------

Transactions by Financial Edge Strategic:
--------------------------------------------------------------------------------
          Date           Number of Shares   Price Per Share($)    Total Price($)
--------------------------------------------------------------------------------
        10/07/98              4,500               11.61              52,222
--------------------------------------------------------------------------------
        04/08/99             10,000               12.63             126,275
--------------------------------------------------------------------------------
         6/30/99           (8,500) sold           16.23            (137,938)
--------------------------------------------------------------------------------
         7/20/99              1,100               15.75              17,325
--------------------------------------------------------------------------------
         7/21/99              3,900               15.75              61,425
--------------------------------------------------------------------------------
         8/25/99              2,000               16.50              32,975
--------------------------------------------------------------------------------
         8/27/99                500               16.56               8,280
--------------------------------------------------------------------------------
         8/30/99              8,500               16.64             141,430
--------------------------------------------------------------------------------
         9/30/99              1,000               15.78              15,780
--------------------------------------------------------------------------------
        10/11/99                400               14.88               5,950
--------------------------------------------------------------------------------

Transactions by Ms. Beth Lashley
--------------------------------------------------------------------------------
        10/13/98              1,000               12.00              12,060
--------------------------------------------------------------------------------
          4/9/99              2,000               12.88              25,840
--------------------------------------------------------------------------------

CUSIP No. 419352-10-9                                        Page 25 of 31 Pages


Purchases by Dr. Irving Smokler:
--------------------------------------------------------------------------------
          Date           Number of Shares   Price Per Share($)    Total Price($)
--------------------------------------------------------------------------------
         5/05/99              3,000               13.44              40,313
--------------------------------------------------------------------------------
         5/06/99              1,000               13.68              13,670
--------------------------------------------------------------------------------
         5/06/99              2,000               13.47              26,940
--------------------------------------------------------------------------------
         5/06/99              2,000               13.40              26,795
--------------------------------------------------------------------------------
         5/06/99              3,000               13.44              40,313
--------------------------------------------------------------------------------
         5/07/99                600               13.40               8,039
--------------------------------------------------------------------------------
         5/14/99              5,000               13.96              69,788
--------------------------------------------------------------------------------
         5/14/99              5,000               13.94              69,688
--------------------------------------------------------------------------------
         5/17/99              5,000               13.96              69,812
--------------------------------------------------------------------------------
         5/18/99              5,000               13.83              69,163
--------------------------------------------------------------------------------
         5/24/99              2,300               13.96              32,102
--------------------------------------------------------------------------------
         5/25/99              2,700               13.96              37,685
--------------------------------------------------------------------------------
         6/03/99              5,000               13.90              69,500
--------------------------------------------------------------------------------
         6/14/99              5,000               13.90              69,475
--------------------------------------------------------------------------------
         6/25/99              1,000               14.33              14,333
--------------------------------------------------------------------------------
         6/25/99              5,000               14.25              71,250
--------------------------------------------------------------------------------
         7/16/99              5,000               16.00              80,000
--------------------------------------------------------------------------------
         8/18/99                500               15.72               7,858
--------------------------------------------------------------------------------
         8/27/99              3,100               16.53              51,231
--------------------------------------------------------------------------------
         8/30/99              4,000               16.56              66,250
--------------------------------------------------------------------------------
         8/31/99              5,000               16.33              81,663
--------------------------------------------------------------------------------
         9/15/99              4,800               17.25              82,800
--------------------------------------------------------------------------------
         9/22/99             15,000               16.00             240,000
--------------------------------------------------------------------------------


          The funds expended to date in the foregoing transactions were provided in part by margin account loans from subsidiaries of Bear Stearns, extended in the ordinary course of business. All purchases of Common Stock made using funds borrowed from Bear Stearns were made in margin transactions on Bear Stearns' usual terms and conditions. All or part of the shares of such Common Stock may from time to time be pledged with one or more banking institutions or brokerage firms as collateral for loans made by such entities. Such loans generally bear interest at a rate based upon the broker's call rate from time to time in effect. Such indebtedness, if any, may be refinanced with other banks or broker-dealers.

Arrangements or Understandings with Other Persons
-------------------------------------------------

          Mr. Lashley and Mr. Goodbody have an understanding with the Fund pursuant to which the Fund has requested them to serve as its representatives on the Board of Directors of the Corporation, and they have agreed to do so, without compensation from the Fund of any sort whatsoever. The Fund has agreed to reimburse Mr. Lashley and Mr. Goodbody for any expenses that either one of them incurs in connection with the Fund's intended solicitation of proxies for use at the 2000 Annual Meeting of Stockholders of the Corporation, but has no other arrangements or understandings with either such proposed nominee. Neither Mr.

CUSIP No. 419352-10-9                                        Page 26 of 31 Pages


Lashley nor, to Mr. Lashley's knowledge, Mr. Goodbody, has any arrangement or understanding with any other person pursuant to which he was or is to be selected as a director or nominee for election as a director of the Corporation.

Absence of any Family Relationships
-----------------------------------

          Neither Mr. Lashley nor Mr. Goodbody has any family relationship with any director or officer of the Corporation. There is no family relationship between Mr. Lashley and Mr. Goodbody.

Absence of Involvement in Certain Legal Proceedings
---------------------------------------------------

          To the best knowledge of Mr. Lashley, and based on information provided by each nominee:

          Since January 1, 1995, no petition under the Federal bankruptcy laws or any state insolvency law has been filed by or against Mr. Lashley or Mr. Goodbody, and no receiver, fiscal agent or similar officer has been appointed by a court for business or property of Mr. Lashley or Mr. Goodbody. In addition, since January 1, 1995 no petition under the Federal bankruptcy laws or any state insolvency law has been filed by or against, and no receiver, fiscal agent or similar officer has been appointed by a court for business or property of, any partnership in which either of them is or was a general partner, or any corporation or business association of which either of them is or was an executive officer.

          Neither Mr. Lashley nor Mr. Goodbody has been convicted in a criminal proceeding nor has either of them been named as the subject of any pending criminal proceeding (excluding traffic violations or similar misdemeanors).

          Since January 1, 1995, neither Mr. Lashley nor Mr. Goodbody has been the subject of any court order, judgment or decree, not suspended, reversed or vacated, permanently or temporarily enjoining (or otherwise limiting)
     either of them from (A) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission ("CFTC") or any associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or from engaging in or continuing any conduct or practice in connection with any such activity, (B) engaging in any type of business practice, or (C) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws.

          Since January 1, 1995, neither Mr. Lashley nor Mr. Goodbody has been the subject of any order, judgment or decree not subsequently reversed, suspended or vacated, of a federal or state authority barring, suspending or otherwise limiting for

CUSIP No. 419352-10-9                                        Page 27 of 31 Pages


     more than 60 days their right to be engaged in any activity described in clause c. above, or to be associated with persons engaged in any such activity.

          Since January 1, 1995, neither Mr. Lashley nor Mr. Goodbody has been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission ("SEC") to have violated any federal or state securities law, or by a court of competent jurisdiction in a civil action or by the CFTC to have violated any federal commodities law, wherein the judgment in such civil action or finding by the SEC or the CFTC has not been subsequently reversed, suspended or vacated.

Absence of Certain Transactions
-------------------------------

          To the best knowledge of Mr. Lashley, and based on information provided by each nominee:

          a. Since January 1, 1999, neither Mr. Lashley nor Mr. Goodbody nor any member of the immediate family of either has had any material interest in any transaction or any series of similar transactions to which the Corporation or any of its subsidiaries was a party, and neither Mr. Lashley nor Mr. Goodbody nor any member of the immediate family of either has any material interest in any currently proposed transaction, or series of similar transactions to which the Corporation or any of its subsidiaries is a party.

          Since January 1, 1999, neither Mr. Lashley nor Mr. Goodbody has had any relationship of the nature described in Item 404(b) of Regulation S-K, promulgated by the SEC under the Securities Exchange Act of 1934, as amended. Specifically, since January 1, 1997, neither Mr. Lashley nor Mr. Goodbody has been an officer, director, partner or employee of, or has either one of them owned (directly or indirectly) more than 10% of the equity interest in, any of the following types of organizations:

               Any organization that has made or proposes to make payments to the Corporation or any of its subsidiaries for property or services;

               Any   organization  to  which  the  Corporation  or  any  of  its subsidiaries was indebted;

               Any   organization  to  which  the  Corporation  or  any  of  its subsidiaries has made or proposes to make payments for property or services; or

               Any organization that provided legal services or investment banking services to the Corporation or any of its subsidiaries.

          Since January 1, 1999, neither Mr. Lashley nor Mr. Goodbody, nor any member of their respective immediate families or any firm, corporation or organization of which either of them is an executive officer or director or the beneficial owner of 10% or more of any class of equity securities, nor any trust or other estate in which

CUSIP No. 419352-10-9                                        Page 28 of 31 Pages


     either of them has a substantial beneficial interest or as to which either of them serves as a trustee or in a similar capacity, was indebted to the Corporation or any of its subsidiaries in excess of $60,000 at any time.

Section 16 Compliance
---------------------

          Neither Mr. Lashley nor Mr. Goodbody is required to file reports under
Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the Common Stock of the Corporation.

(ii) As to Mr. Lashley:

     A.   Name and Record Address

          Mr. Richard Lashley
          2 Trinity Place
          Warren, NJ 07059

          No other stockholder is known to Mr. Lashley to be supporting Mr. Lashley or Mr. Goodbody as a nominee.

     B.   Beneficial Ownership

          Mr. Lashley is the beneficial owner of 532,100 shares of Common Stock, par value $0.01 per share, of the Corporation.

CUSIP No. 419352-10-9                                        Page 29 of 31 Pages


                                   Very truly yours,

                                   /s/  Richard Lashley
                                   Richard Lashley

CUSIP No. 419352-10-9                                        Page 30 of 31 Pages



                           CONSENT OF PROPOSED NOMINEE

         I, Richard Lashley, hereby consent to be named in the proxy statement of Mr. Richard Lashley to be used in connection with his solicitation of proxies from the shareholders of Haven Bancorp for use in voting at the 2000 Annual Meeting of Stockholders of Haven Bancorp, and I hereby consent and agree to serve a director of Haven Bancorp if elected at such Annual Meeting.


                                    /s/ Richard Lashley
                                    Richard Lashley



Dated:  January 19, 2000

CUSIP No. 419352-10-9                                        Page 31 of 31 Pages


                           CONSENT OF PROPOSED NOMINEE


         I, Garrett Goodbody, hereby consent to be named in the proxy statement of Mr. Richard Lashley to be used in connection with his solicitation of proxies from the shareholders of Haven Bancorp for use in voting at the 2000 Annual Meeting of Stockholders of Haven Bancorp, and I hereby consent and agree to serve a director of Haven Bancorp if elected at such Annual Meeting.


                                    /s/ Garrett Goodbody
                                    Garrett Goodbody



Dated:  January 19, 2000